Exhibit 10.9

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made and entered into on April 12, 2011, by and between Alamo Energy Corp., a Nevada corporation (the “Company”), and Eurasian Capital Partners Limited (the “Lender”).

WHEREAS, in exchange for loans from the Lender, the Company will issue Senior Secured Convertible Promissory Notes, in the form attached hereto as Exhibit A (each of the Senior Secured Convertible Promissory Notes shall be referred to as a “Note” and, collectively, as the “Notes”) and Warrants to purchase shares of common stock of the Company in the form attached hereto as Exhibit B (the “Warrants”).

WHEREAS, in connection with the issuance of the Notes and the Warrants, the Company and the Lender will enter into (i) a Second Amended and Restated Security Agreement, in the form attached hereto as Exhibit C (the “Security Agreement”) which shall secure the performance of the obligations of the Company hereunder and (ii) a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) pursuant to which the Company shall agree to register the shares of the Company’s common stock issuable pursuant to the Notes and the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1. Amount and Terms of the Notes; Terms of Warrant

1.1 Promissory Note and Warrant.  Subject to the conditions and on the terms of this Section 1.1, the Lender will lend up to Two Million Four Hundred Thousand Dollars ($2,400,000) to the Company in multiple installments in exchange for a Note and Warrants in the amount of each installment. The first installment of Four Hundred Sixty Thousand Dollars ($460,000) shall be delivered to the Company upon the execution of this Agreement. The Company shall issue 460,000 Warrants to the Lender in connection with that first installment. The Lender shall lend additional installments to the Company in amounts as requested by the Company; provided however, that the Company shall provide the proposed use of proceeds for each requested amount. Each proposed use of proceeds for each requested amount shall specify that the majority of the proceeds shall be used for the requirements specified in the Development Agreement dated April 12, 2011, by and between the Company and Range Kentucky Holdings LLC (“Development Agreement”) or alternative development projects in further of the Company's growth strategy. The Lender shall have sole discretion in determining whether the proposed use of proceeds meets those requirements.

1.2 Closing.  The initial closing (the “Initial Closing”) of the purchase of the Note and Warrants in return for the first installment shall take place at the offices of the Company on the date and time when this Agreement has been signed by both parties.  At the Initial Closing, the Lender shall deliver the first installment to the Company and the Company shall deliver to the Lender an executed Note and Warrants in return for the consideration provided to the Company. Each subsequent closing of the purchase of a Note and Warrants in return for each of the subsequent installments shall take place at the offices of the Company within ten (10) days after the occurrence of the event that triggers that next installment as specified above. Upon receipt of each subsequent installment by the Company, the Company shall deliver to the Lender an executed Note and Warrants in return for the installment provided to the Company.

2. Representations and Warranties of the Company.  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lender that:

2.1 Organization, Good Standing, and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

2.2 Authorization.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith.

3. Representations and Warranties of the Lender.  In connection with the transactions provided for herein, the Lender hereby represents and warrants to the Company that:

3.1 Authorization.  This Agreement constitutes the Lender’s valid and legally binding obligation, enforceable in accordance with its terms. Lender represents that it has full power and authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder.

3.2 Purchase Entirely for Own Account.  Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to the Company that the Notes, the Warrants and the securities issuable upon exercise of the Warrants and conversion of the Notes (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Securities.

3.3 Disclosure of Information.  Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities.  Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

3.4 Investment Experience.  Lender is an investor in securities of companies in the development and exploration stage and acknowledges that it can bear the economic risk of its investment, is able to afford a complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

3.5 Regulation S. The Lender is a corporation that (i) is not organized or incorporated under the laws of the United States; (ii) is not acquiring the Securities for the account of any U.S. person; (iii) has no director or executive officer who is a national or citizen of the United States; and (is) is not otherwise deemed to be a “U.S. Person” within the meaning of Regulation S.

3.6 Restricted Securities.  Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering based upon the exemption from such registration requirements for non-public offerings pursuant to Regulation S under the Act; and that such Securities may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer of such securities. In this connection, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and:

(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) Lender shall have furnished the Company with an opinion of counsel, satisfactory to the Company that such disposition will not require registration of such shares under the Act.

3.8 Legends.  Lender understands that the Securities will bear a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

3.9 No Review. Lender understands that no federal or state agency has approved or disapproved the Securities, passed upon or endorsed the merits of the Company’s offering, or made any finding or determination as to the appropriateness of the Securities for investment.

4. Miscellaneous.

4.1 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

4.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.4 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such party at the address set forth on the signature page hereto.

4.6 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.

4.7 Entire Agreement; Amendments and Waivers.  This Agreement, the Notes, the Warrants, the Security Agreement and the Registration Rights Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of the Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

4.8 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date in the preamble of this Agreement.

LENDER		COMPANY
Eurasian Capital Partners Limited		Alamo Energy Corp.

By:	/s/ Geoffrey Long	By:	/s/ Allan Millmaker
Name:	Geoffrey Long	Name:	Allan Millmaker
Its:	Director	Its:	Chief Executive Officer

(Address)		10497 Town and Country Way, Suite 820 Houston, Texas 77024